UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 24, 2012

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement

On September 24, 2012,  Frontier Communications Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as the representative of the several underwriters named therein, in connection with the Company’s offering of $250 million of 7.125% Senior Notes due 2023.  The notes will be an additional issuance of and will be fully fungible and form a single series voting together as one class with the $600,000,000 of 7.125% Senior Notes due 2023 issued by the Company on August 15, 2012.  The Underwriting Agreement includes the terms and conditions of the offer and sale of the notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The foregoing disclosure is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.  The Underwriting Agreement is also incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333- 181299), pursuant to which the notes will be issued.

Item 8.01	Other Events

The information set forth in the press release issued by Frontier Communications Corporation on September 24, 2012, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

1.1	Underwriting Agreement dated September 24, 2012, between Frontier Communications Corporation and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

99.1	Press Release of Frontier Communications Corporation released on September 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: September 25, 2012	By:/s/ Susana D’Emic
Susana D’Emic
Senior Vice President and Controller